Exhibit 10.27

•      LANDLORD:  SEAMUS GEANEY

•      TENANT:

•      TORNIER ORTHOPEDICS IRELAND LIMITED

•      GUARANTOR:

•      LEASE

•      of -

•      Industrial Building at Hartnett’s Cross

•      Macroom, Co. Cork     -

•      Term:                      20 years from 1st day of December 2008

•      Rent Reviews:       Every 5 Years

•      Initial Rent:            €330,000.00 p.a. exclusive (subject to review)

•

•

•

•

•

•

•

•

•

•

•

•

•

•      Ahern Roberts O’Rourke Williams & Partners

•      Solicitors

•      The Old Rectory

•      Carrigaline

•      Co. Cork

•      Ref: GR/90496

•      CONTENTS

•      PARTIES

1.             Definitions

2.             Interpretation

3.             Demise and Rents

4.             Tenant’s Covenants

•      4.1           Rents

•      4.2           Interest on arrears

•      4.3           Outgoings

•      4.4           Repairs

•      4.5           Decorations

•      4.6           Cleaning and maintenance

•      4.7           Yielding Up

•      4.8           Tenant’s fixtures and effects

•      4.9           Rights of entry by Landlord

•      4.10         Compliance with Notices

•      4.11         Operation of the Demised Premises

•      4.12         User

•      4.13         Alterations

•      4.14         Alienation

•      4.15         Registration of dispositions

•      4.16         Landlord’s expenses

•      4.17         Statutory requirements

•      4.18         Encroachments and easements

•      4.19         Reletting and planning application notices

•      4.20         Indemnity

•      4.21         Landlord’s regulations

•      4.22         Stamp duty and Value Added Tax

•      4.23         Insurance

4.24         Electro Magnetic Compatibility

4.25         Fire & Safety

4.26         Compliance with Head Leases

4.27         Registration of Company

5              Landlord’s Covenants

•      5.1           Quiet enjoyment

•      5.2           Exercise of rights

•      5.3           Provision of services

•      5.4           Insurance

1.     Guarantor’s Covenants

•      6.1           Covenant and indemnity

•      6.2           Joint and several liability

•      6.3           Waiver

•      6.4           Postponement of claims

•      6.5           Postponement of participation

•      6.6           Release

•      6.7           Disclaimer or forfeiture

•      6.8           Benefit of guarantee

•      6.9           Jurisdiction

•      6.10         Registration of company

7              Provisos

•      7.1           Forfeiture

•      7.2           No implied easements

•      7.3           Exclusion of warranty

•      7.4           Representations

•      7.5           Not in use

•      7.6           Failure by Landlord to provide services

•      7.7           Exclusion of Landlord’s liability

•      7.8           Covenants relating to Adjoining Property

•      7.9           Effect of waiver

•      7.10         Applicable law

•      7.11         Notices

•      7.12         Termination by Tenant

8.          Service Charge

9.          Revenue Certificates

10.        Section 29 Companies Act, 1990

•      First Schedule (Estate)

•      Second Schedule (Demised Premises)

•      Third Schedule (Ancillary Rights)

•      Fourth Schedule (Exceptions and Reservations)

•      Fifth Schedule (Rent Reviews)

•      Sixth Schedule (Service Charge Expenditure)

•      Seventh Schedule (Schedule of Condition)

•      Execution Clauses

•      THIS LEASE made the    day of                      2008

•

•      BETWEEN

•

LANDLORD:

SEAMUS GEANEY

of Terrysland Carrigtwohill in the County of Cork

•      TENANT:

•

TORNIER ORTHOPEDICS LIMITED

having its registered office at 90 South Mall, Cork

GUARANTOR:

having its registered office at

•      WITNESSETH as follows:

1.     DEFINITIONS

In this Lease, unless the context otherwise requires,

1,1           “Adjoining Property” means any land and buildings adjoining or neighbouring the Demised Premises;

1.2           “Best Endeavours” means with respect to a given goal, the best endeavours a competent person in the position of the Covenantor would use so as to achieve that goal as expeditiously as possible”.

1.3           “Buildings” means the Buildings now constructed or to be constructed within the Perpetuity Period in the Estate which the Landlord intends to let or otherwise dispose of in whole or in part provided that for the purposes of Clause 5.4 herein, reference to the Building in so far as it includes the Demised Premises shall exclude (unless otherwise agreed in writing by the Landlord and the Tenant) all additions, alterations and improvements made to the Demised Premises by the Tenant;

1.4           “Building Control Act” means the Building Control Act 1990;

1.5           “Common Parts” means those parts of the Estate not let or occupied and which are not intended by the Landlord or designed to be let or occupied other than the Buildings.

1.6           “Conduits” means all sewers, drains, soakaways, pipes, gullies, gutters, ducts, mains, watercourses, channels, subways, wires, cables, shafts, flues and other transmission or conducting media and installations (including all fixings, covers, cowls, louvres and other ancillary apparatus) of whatsoever nature or kind or any of them;

1.7           “Decorate” means paint (with at least two coats of good quality paint), polish, repaper or otherwise treat as appropriate all surfaces usually or requiring to be so treated and includes preparation of such surfaces by stripping off, stopping, priming or otherwise, as necessary, washing down washable surfaces, treatment with suitable preservative and restoration, pointing and making good stonework, brickwork, stucco, concrete and other surfaces;

1.8           “Decoration Years” means the year ending 30th September 2010 and thereafter in every subsequent 3rd year of the Term;

1.9           “Demised Premises” means, save as provided in clause 5.4.7, the premises demised by this Lease and more particularly described in the Second Schedule;

1.10         “The Estate” means the property edged in blue on the Plan and any future extension thereto and more particularly described in the First Schedule.

1.11         “Guarantor” means the party or parties named as “Guarantor” at the commencement of this Lease and includes the successors in title of the Guarantor and, in the case of an individual, includes his personal representatives;

1.12         “Head Leases” means the various leases under which the Landlord holds part of the Demised Premises as listed in the Eighth Schedule hereto.

1.13         “Initial Rent” means Three Hundred and thirty Thousand Euro per annum;

1.14         “Insured Risks” means, subject always to such insurance as may ordinarily and reasonably be available to the Landlord and to such exclusions, excesses and limitations as may be imposed by the Landlord’s insurers for the time being in respect of any or all of the following risks:

1.     fire (including subterranean fire), storm, tempest, flood, earthquake, lightning, explosion, impact by any road vehicle, aircraft and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes and such other risks as the Landlord may in its absolute discretion acting reasonably and in the interest of good estate management from time to time determine;

1.15         “Landlord” means the party or parties named as “Landlord” at the commencement of this Lease and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.16         “this Lease” includes the Schedules and any document which is made supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof;

1.17         “Lettable Areas” means those parts of the Estate (including the Demised Premises) leased or intended to be leased to occupational tenants;

1.18         “Outgoings” means all rates, taxes and charges (including emergency service charges) of any description (whether or not of a capital or non-recurring nature) which may at any time during the Term be payable in respect of the Demised Premises and the Utilities enjoyed in connection therewith INCLUDING any insurance excesses or other sums not recoverable by the Landlord (unless due to its neglect or default) but

EXCLUDING any tax payable by the Landlord upon the rents herein reserved or occasioned by any disposition of or dealing with the reversion on this Lease;

1.19         “Permitted User” means Industrial and manufacturing.

1.20         “the Perpetuity Period” means the period of 21 years from the date of this Lease;

1.21         “Plan” means the plan(s) and drawing(s) numbered Ce07-216-03-LM-001 Rev. 1 annexed to this Lease;

1.22         “Planning Acts” means the Planning and Development Acts 2000 - 2006;

1.23         “Plant” means any lifts, lift machinery, central heating and air conditioning systems, sprinkler system, boilers and other electrical and mechanical machinery, equipment and apparatus of whatsoever nature or kind and wherever installed in the Building;

1.24         “Prescribed Rate” means the rate per centum per month which exceeds by one half per centum per month the monthly rate of interest for the time being chargeable under Section 550 of the Income Tax Act 1967 (or such other monthly rate of interest as may from time to time be chargeable upon arrears of income tax) or, as the Landlord may from time to time elect, the rate of 18 per centum per annum;

1.25         “Quarterly Gale Days” means the first day of January, first day of April, first day of July and first day of October in every year of the Term.

1.26         “Rent Commencement Date” means the 1st day of December 2008

1.27         “Retained Parts” means all parts of the Estate which do not comprise Lettable Areas, including, but not limited to:

1.27.1      the Common Parts;

1.27.2      office and residential or other accommodation which may from time to time be reserved in the Estate for staff;

1.27.3      any parts of the Estate reserved by the Landlord for the housing of plant or otherwise in connection with or required for the provision of services;

1.27.4      all Conduits in, upon, over, under or within and exclusively serving the Estate except any that form part of the Lettable Areas;

1.27.5      the main structure of the Buildings and, in particular, but not by way of limitation, the roof, foundations, external walls, internal load bearing walls and the structural parts of the roof ceilings and floors, all party structures, boundary walls, railings and fences and all exterior parts of the Buildings and all roads, pavements, pavement lights and car parking areas (if any) within the curtilage of the Building;

1.28         “Service Charge” means the proportion of the Expenditure as defined in Clause 8 attributable to the Demised premises being that portion which the footprint area of the Demised Premises bears to the aggregate footprint area of the Demised Premises and other Lettable buildings constructed in the Estate;

1.28         “Service Charge Commencement Date” means 1st day of December 2008;

1.29         “Surveyor” means any person appointed by the Landlord (including an employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Building) to perform the function of a surveyor for any purpose of this Lease and who shall act in a professional and independent manner;

1.30         “Tenant” means the party or parties named as “Tenant” at the commencement of this Lease and includes the person entitled for the time being to the Tenant’s interest created by this Lease;

•

1.31         “Term” means 20 Years;

•

1.32         “Term Commencement Date” means the 1st day of December 2008.

1.33         “Utilities” means water, soil, steam, air, gas, electricity; radio, television, telegraphic, telephonic and other communications, and other services of whatsoever nature;

1.34         “VAT Act” means Finance Act 2003 – 2007 and all amending legislation.

1.35         “the 1860 Act” and “the 1881 Act” mean respectively the Landlord and Tenant Law Amendment Act, Ireland, 1860 and the Conveyancing Act, 1881.

2.             INTERPRETATION

2.1           Where two or more persons are included in the expression “the Landlord”, “the Tenant” or “the Guarantor”, such expressions include all or either or any of such persons and the covenants which are expressed to be made by the Landlord, the Tenant or the Guarantor shall be deemed to be made by or with such persons jointly and severally.

2.2           Unless the context otherwise requires-

2.2.1        words importing a person include any unincorporated association or corporate body and vice versa;

2.2.2        any reference to the masculine gender includes reference to the feminine gender and any reference to the neuter gender includes the masculine and feminine genders;

2.2.3        any reference to the singular includes reference to the plural.

2.3           Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done and to use best endeavours to prevent such act or thing being done by another person.

2.4           References to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord, including agents, professional advisers, prospective purchasers of any interest of the Landlord in the Demised Premises or in the Adjoining Property, contractors, workmen and others.

2.5           Any reference to a statute (whether specifically named or not) or to any sections or sub-sections therein includes any amendments or re-enactments thereof for the time being in force and all statutory instruments, orders, notices, regulations, directions, bye-laws, certificates, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom.

2.6           Headings are inserted for convenience only and do not affect the construction or interpretation of this Lease.

2.7           Any reference to a clause, sub-clause or schedule means a clause, sub-clause or schedule of this Lease.

2.8           Wherever in this Lease either party is granted a future interest in property there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the Perpetuity Period.

2.9           If any term or provision in this Lease is held to be illegal or unenforceable in whole or in part, such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease is not affected.

3      DEMISE AND RENTS

THE Landlord in consideration of the rents herein reserved (including the increases thereof which may arise as hereinafter provided) and the covenants on the part of the Tenant hereinafter contained HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the ancillary rights and easements specified in the Third Schedule but EXCEPTING AND RESERVING the rights and easements specified in the Fourth Schedule TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term SUBJECT TO all rights, easements, privileges, covenants, restrictions and stipulations of whatsoever nature affecting the Demised Premises YIELDING AND PAYING unto the Landlord during the Term:

3.1           Yearly and proportionately for any fraction of a year the Initial Rent and, from and including each Review Date (as defined in the Fifth Schedule), such yearly rent as becomes payable under the Fifth Schedule, and in every case the same is to be paid in the manner notified from time to time by the Landlord by equal quarterly payments in advance on the Quarterly Gale Days;

3.2           a percentage or due proportion (equivalent to the same percentage or due proportion of the Expenditure which is used to determine the Service Charge) of all sums (including the cost of periodic valuations for insurances purposes which shall be carried out no more than once every two years) which the Landlord may from time to time pay for insuring the Estate against the Insured Risks and other matters referred to in Clause 5.4 all such sums to be paid on demand;

3.3           the Service Charge to be paid within 14 days of demand in accordance with Clause 8.

3.4           Any other sum recoverable by the Landlord as costs or expenses under this Lease, the same to be paid on demand.

4      TENANT’S COVENANTS

The Tenant throughout the Term HEREBY COVENANTS with the Landlord as follows:

4.1           Rents.

To pay the rents in the manner specified in clause 3 (save for the first payments which shall be made on the execution of this Lease) and without any deduction, set-off or counterclaim whatsoever.

4.2           Interest on arrears

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord, if any of the rents (whether formally demanded or not) or other sums specified in clause 3 remain unpaid for more than fourteen days after the date when payment was due, to pay interest thereon at the Prescribed Rate from and including the date on which payment was due to the date of payment to the Landlord (both before and after any judgment).

4.3           Outgoings

To pay and indemnify the Landlord against all Outgoings.

4.4           Repairs

4.4.1        To keep in good and substantial repair and condition the Demised Premises given the current state and condition of the Demised Premises as evidenced by the Schedule of Condition annexed hereto, and as often as may be necessary, to rebuild, reinstate or replace the Demised Premises;

PROVIDED HOWEVER THAT

(i)            The Tenant shall not be liable under this Lease to repair or keep the Demised Premises in a better state of repair and condition than is evidenced by the Schedule of Condition annexed to this Lease;

(ii)           The Tenant shall not be liable under this Lease in respect of any repair or disrepair occasioned by fair wear and tear to the Demised Premises or any Landlord fixtures or fittings;

(iii)          The Tenants liability does not extend to damage in respect of which the Landlord is indemnified under a policy of insurance effected under clause 5.4.1.1 or to damage in respect of which the Landlord has no entitlement through his own default and, if the damage caused by any of the Insured Risks would otherwise give rise to a right to surrender this Lease under the provisions of Section 40 of the 1860 Act or otherwise, the Tenant hereby absolutely abandons such right ;

(iv)_        The Tenant shall not be liable to repair or remedy damage in respect of which the Landlord is obliged to make good and/or remedy in accordance with any of the provisions of this Lease; including Clause 5.4;

(v)           Nothing in this Lease shall oblige the Tenant to remedy a latent defect or any want of repair attributable to such latent defect or inherent defect.  WHERE “latent defect” or “inherent defect” means: any defect in the demised premises or in anything installed in or on the Demised Premises attributable to defective design, defective workmanship or materials, defective supervision, of the construction of or the installation of anything in or on the Demised Premises, or defective preparation of the site on which the Demised Premises is constructed but (without prejudice to the provisions of paragraph (i) of this proviso) does not include any defect that might reasonably be expected to have been apparent to an appropriate competent professional person on a visual inspection of the Demised Premises carried out before the grant of this Lease.

4.5           Decorations

In every Decoration Year as necessary and also during the last six months of the Term (whether determined by effluxion of time or otherwise) to Decorate in a good and workmanlike manner, using good quality materials, all parts of the Demised Premises requiring decoration in colours to be approved in writing by the Landlord (such approval not to be unreasonably withheld).

4.6           Cleaning and maintenance

4.6.1        To keep all parts of the Demised Premises clean and tidy;

4.6.2        To clean properly at least once in every quarter all windows and window frames and all other glass forming part of the Demised Premises;

4.6.1        To keep those parts that are not built upon properly surfaced and free from weeds;

4.6.2        To keep all landscaped areas within the Demised Premises properly cultivated and maintained to their current high standard, preserving any trees or shrubs in those areas.

4.7          Yielding up

At the expiration or sooner determination of the Term to yield up the Demised Premises having-

4.7.1        complied with all the Tenant’s covenants contained in this Lease, and

4.7.1        removed any moulding, sign, writing or painting of the name or business of the Tenant or occupiers, and

4.7.2        if so required by the Landlord, but not otherwise, removed all alterations or additions made to the Demised Premises by the Tenant, together with any Tenant’s fixtures, fittings, furniture and effects, and restored the Demised Premises to their original prevailing condition.

PROVIDED THAT the Tenant shall not be obliged to remove floor screeds wall and ceiling finishes.

4.8          Tenant’s fixtures and effects

4.8.1        The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of (subject to any conditions which the Landlord thinks fit) any fixtures, fittings, furniture and effects left by the Tenant on the Demised Premises for more than seven days after the expiry or sooner determination of the Term;

4.8.2        In acting under clause 4.8.1 the Landlord is not liable to the Tenant save having to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord.

4.9          Rights of entry by Landlord

To permit the Landlord with all necessary materials and appliances at all reasonable times upon reasonable prior notice (except in cases of emergency) to enter and remain upon the Demised Premises for any of the following purposes:

4.9.1        to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord’s fixtures and fittings;

4.9.2        to exercise any of the rights excepted and reserved by, and to carry out any obligations arising under, this Lease;

4.9.3        for any other purpose connected with the interest of the Landlord in the Demised Premises, including, but not limited to, valuing or disposing of the said interest.

4.10        Compliance with notices

Upon written notice being given by the Landlord to the Tenant of any breach of covenant, and provided such breach is not minor or trivial in nature,-

4.10.1      to make good and remedy within sixty days of such notice, or sooner if required in the notice, the breach to the reasonable satisfaction of the Landlord;

4.10.2      if the Tenant fails within twenty-one days of such notice, or as soon as reasonably possible in the case of an emergency, to commence and then diligently and expeditiously to continue to comply with such notice, to permit the Landlord to enter the Demised Premises and carry out all or any of the works or other steps necessary for compliance with the notice;

4.10.3      to pay all reasonable and vouched costs and expenses thereby incurred to the Landlord on demand.

4.11        Operation of the Demised Premises

4.11.1      Not to engage in any activity in or on the Demised Premises which may result in-

4.11.1.1           a material increase in the risk of one or more of the Insured Risks happening or of contamination, pollution, or overloading in, on or to the Buildings, the Estate or the Demised Premises;

4.11.1.2           the creation of any actionable nuisance, annoyance or disturbance affecting the enjoyment of the Buildings, the Estate or the Adjoining Property or the value or character of the Demised Premises;

4.11.1.3           the obstruction of or interference with the ancillary rights specified in the Third Schedule or with the rights of owners and occupiers of the Estate or of the Adjoining Property;

4.11.1.4           the interference with or malfunctioning of any fire and safety equipment or appliances installed in the Estate or the Demised Premises;

4.11.1.5           the Landlord incurring liability or expense under any statutory provision;

4.11.1.6           Not to erect, place or display on the exterior or on the windows of the Demised Premises any sign or other item whatsoever without obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

4.12        User

4.12.1      Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld) to use the Demised Premises except for the Permitted User nor to make any application for planning permission or a fire and safety certificate in regard to any change of user or other development relating to the Demised Premises without first giving notice in writing to the Landlord of the intention to make such application;

4.12.2      Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord;

4.12.3      To provide the Landlord with the name, address and home telephone number of at least two authorised key holders for the time being of the Demised Premises and to notify the Landlord of any changes in the persons so authorised as keyholders of the Demised Premises;

4.12.4      Not to use the Demised Premises for any public or political meeting, public exhibition or public entertainment, show or spectacle of any kind, nor for any dangerous, noisy, noxious or offensive trade, business or occupation whatsoever, nor for any illegal or immoral purpose, nor for residential or sleeping purposes;

4.12.5      Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering, or as a betting office, or as a club, or for the sale of beer, wines and spirits, nor to hold any auction on the Demised Premises.

4.13        Alterations

4.13.1      Not to erect any new building or structure or to engage in any works on, or to make any addition or alteration to, the Demised Premises of such a kind that the Demised Premises lose their original identity;

4.13.2      Not to make any other addition or alteration to the Demised Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) save non structural internal alterations;

4.13.3      The Landlord may, as a condition of giving consent under the immediately preceding sub-clause, require the Tenant to enter into covenants or undertakings as to the carrying out and insurance of the additions or alterations to the Demised Premises and as to their reinstatement to their original state at the expiration or sooner determination of the Term;

4.13.4      In respect of such additions or alterations, to comply in all respects with the provisions, as appropriate, of the Planning Acts and the Building Control Act and to carry out any related works in a good and workmanlike manner to the satisfaction of the Landlord;

4.13.5      In the case of any such works requiring a planning permission or a Fire Safety Certificate the Tenant shall furnish an Opinion on Compliance with planning permissions or Building Regulations (as appropriate) in respect of such works from an architect or engineer together with copies of the Fire Safety Certificate, Commencement Notice and ‘as built’ drawings following completion of the works

4.14        Alienation

4.14.1      Not to assign, sub-let, part with or share the possession of the entirety of the Demised Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed);

4.14.2      Not under any circumstances to assign, sub-let, part with or share the possession of or otherwise alienate a part of the Demised Premises;

4.14.3      The Tenant in seeking consent to any proposed alienation shall apply in writing to the Landlord and shall provide all information concerning the alienation as the Landlord may reasonably require;

4.14.4      In granting consent to any such proposed alienation the Landlord may impose such conditions as are reasonable in all the circumstances.

4.14.5     It shall be reasonable for the Landlord to withhold consent if the proposed assignment, transfer, charge, underletting or parting with or sharing the possession of the Premises or the sufferance of any person to occupy the Premises or any part thereof as a licensee or concessionaire will or could give rise to a VAT liability for the Landlord, provided that it shall not be reasonable for the Landlord soley on that basis to withhold consent to such proposed assignment, transfer, charge, underletting or parting with or sharing the possession of the Premises or the sufferance of any person to occupy the Premises or any part thereof as a licensee or concessionaire, where;

4.14.5.1            The Tenant pays to the Landlord the full amount of any irrecoverable VAT which will be incurred by the Landlord as a result thereof, and

4.14.5.2            The Tenant or some other party satisfactory to the Landlord indemnifies the Landlord in a form satisfactory to the Landlord (acting reasonably) against:-

4.14.5.2.1                all future VAT which the Landlord will or may incur as a result of such assignment, transfer, subletting or partying with possession of the Premises or the sufferance of any person to occupy the Premises or any part thereof as a licensee or concessionaire.

4.14.5.2.2                all future VAT which the Landlord will or may incur as a result of any use to which the Premises may be put during the Term; and/or

4.14.5.2.3                all future VAT which the Landlord will or may incur as a result of the business activities of the assignee or other person driving title from the Tenant insofar as they affect directly or indirectly the Landlord’s liability to recover VAT in respect of the Premises.

4.15        Registration of dispositions

To furnish to the Landlord or its solicitors within twenty-one days of the alienation a certified copy of the deed or other instrument evidencing or effecting any alienation of or relating to the Demised Premises.

4.16        Landlord’s expenses

To pay and indemnify the Landlord against all reasonable costs and expenses properly incurred by the Landlord in relation to:

4.16.1      the preparation and service of any notice and of any proceedings under the 1860 Act or the 1881 Act;

4.16.2      the preparation and service of any notice and schedule relating to disrepair;

4.16.3      the recovery or attempted recovery of arrears of rent or other sums payable under this Lease;

4.16.4      procuring the remedying of any material breach of covenant by the Tenant;

4.16.5      any application for consent required under the terms of this Lease (whether such consent is granted or not);

4.16.6      any other action taken at the request of the Tenant.

4.17        Statutory requirements

4.17.1    At the Tenant’s own expense, to comply in all respects in relation to the Demised Premises with-

4.17.1.1           all obligations and requirements arising from or under any statutory provision or imposed under powers conferred on any authority or court of competent jurisdiction;

4.17.1.2           any reasonable demand by the Landlord for production of plans, documents and other evidence which the Landlord may require in order to satisfy itself that the provisions of this clause have been or will be complied with.

4.17.2    Upon receipt of any notice or order relating to the Demised Premises or the occupier thereof or of any proposal for the same served or given under the Planning Acts, the Building Control Act or any other statutory provisions, forthwith-

4.17.2.1           to furnish the Landlord with a true copy thereof and any further particulars required by the Landlord;

4.17.2.2           to take all necessary steps to comply with the notice or order in compliance with the Tenants obligations under this Lease only and for the avoidance of doubt the tenant shall not be obliged to rectify any breach of the Planning Acts or Building Regulations which occurred as a result of works to the Demised Premises prior to the commencement of the Term;

4.17.2.3           at the written request of the Landlord but at no cost to the Tenant, to make or join with the Landlord in making such objection or representation against or in respect of any such notice, order or proposal as the Landlord may reasonably require.

4.18        Encroachments and easements

4.18.1    Not to stop up, darken or obstruct any window, rights of light or rights of ways belonging to the Demised Premises, save as may be consequent on permitted signage or alterations;

4.18.2    Not to permit any new easement, encroachment, or any other third party rights to be made or enjoyed over or in respect of the Demised Premises or to acknowledge their existence or to grant any such rights;

4.18.3    As soon as the Tenant is aware of any attempt to claim or exercise such third party rights, forthwith to give written notice thereof to the Landlord and, at the request of the Landlord, to take such steps as may be reasonably required by the Landlord to prevent their acquisition or otherwise deal with them.

4.19        Reletting and planning application notices

To permit the Landlord at all reasonable times during the last six months of the Term to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as materially to affect the access of light and air to the Demised Premises) notices of reletting the same and, as appropriate, any site notice relating to a planning application and to permit all persons with the written authority of the Landlord or its agent to view the Demised Premises at all reasonable hours in the daytime, upon prior notice having been given.

4.20          Indemnity

4.20.1     To keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising directly or indirectly from-

4.20.1.1        breach by the Tenant of any of the provisions of this Lease;

4.20.1.2        the use of or works carried out on or to the Demised Premises during the Term;

4.20.1.3        any act, neglect or default by the Tenant or any person on the Demised Premises with its actual or implied authority.

4.20.2     To effect and keep in force such public liability, employer’s liability and other policies of insurance (to the extent that such insurance cover is available) as may be necessary to cover the Tenant against any claim arising under the preceding sub-clause and to extend such policy or policies so that the Landlord is indemnified by the insurers in the same manner as the Tenant.

4.20.3     Whenever required to do so by the Landlord, to produce to the Landlord the said policy or policies together with satisfactory evidence that the same is/are valid and subsisting and that all premiums due thereon have been paid.

4.21          Landlord’s regulations

To comply with all reasonable regulations made by the Landlord from time to time and notified to the Tenant in writing for the general management and security of the Estate and any other areas used or to be used in common with others.

4.22          Stamp Duty and Value Added Tax

To pay to the Landlord-

4.22.1     any stamp duty payable on this Lease and its counterpart together with registration fees;

4.22.2     any Value Added Tax arising from the grant of this Lease or on the rents reserved by it.

4.22.3     The Landlord hereby notifies the Tenant that he is opting to tax the Lease within the meaning of Section 7A of the VAT Act and that the premises is a Capital Good under Section 12 E of the VAT Act but has the right, upon written notification to the Tenant, from time to time, to cancel such option.

4.22.3.1        In the event that the Landlord has exercised the option to tax this Lease for VAT purposes, the Tenant hereby undertakes;-

4.22.3.2        to furnish to the Landlord in a timely manner all information available to the Tenant in respect of the Premises which the Landlord reasonably requires and requests in order to enable the Landlord to comply with any VAT obligations of the Landlord relating to the Premises and to indemnify and keep the Landlord indemnified against any loss arising to the Landlord should the Tenant supply to the Landlord any such information which may be untrue or incorrect in any particular or fail to supply the appropriate information in a timely manner.

4.22.3.3        To pay to the Landlord on demand all reasonable costs to the Landlord on demand all reasonable costs to the Landlord in complying with the Landlord’s VAT obligations arising from any actual or possible deductibility or adjustment for VAT in respect of the Premises.

4.22.3.4        to indemnify and keep the Landlord fully indemnified from and against all actions, costs, claims, proceedings, expenses and demands arising from and against all actions, costs, claims proceedings, expenses and demands arsing from or consequent on the carrying out of any works to the Premises which would or might require a deductibility payment under the Capital Goods Scheme.

4.23        Insurance

4.23.1      Not to do or omit to do anything which might cause any policy of insurance relating to the Demised Premises or the Building or any Adjoining Property owned by the Landlord to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) to do anything whereby any abnormal or loaded premium may become payable.

4.23.2      Subject to the Landlord furnishing the Tenant with a copy of any policy of insurance effected under clause 5.4, to comply, at the Tenant’s own expense, with all the requirements under that policy and the recommendations of the insurers relating to the Demised Premises.

4.23.3.1           If so requested by the Landlord, to insure and keep insured in the joint names of the Landlord and the Tenant any glass forming part of the Demised Premises against breakage (other than as a result of the Insured Risks) for a sum which is not less than the full replacement value thereof for the time being with such insurance company as may from time to time be approved by the Landlord;

4.23.3.2           To pay within fourteen days of their becoming payable all premiums relating to any such insurance and, whenever reasonably required by the Landlord, to produce the policy of insurance and the receipt for the current year’s premium.

4.24         Electro-Magnetic compatibility

To ensure that all electrical and electronic equipment located placed or installed in the Demised Premises is, in so far as it is reasonably practicable and foreseeable to do so, located, placed or installed and kept and maintained in such place and in such manner as to avoid or minimize electro-magnetic interference, including malfunction in it’s own or in other electronic equipment in the Estate including in particular (but without prejudice to the generality of the foregoing) data transmission systems.

4.25         Fire and Safety Precautions

To comply with the requirements and recommendations of the appropriate Local Authority, the insurers of the Estate and the Landlord in relation to fire and health & safety precautions affecting the Demised Premises and to comply at all times with the provisions of any Act in respect of fire and health & safety PROVIDED such requirements and recommendations in respect of the Demised Premises do not result in the Tenant incurring excessive costs, and unless the requirements and recommendations arise out of the Tenants specific user of the Demised Premises since the commencement of the Term.

4.26         To Comply with Head Leases

4.26.1    to comply in every respect with all the covenants and conditions on the part of the Tenant under the Head Leases insofar as they relate to the Demised Premises, other than the covenant for payment of rent.

4.26.2     to indemnify and keep indemnified the Landlord from and against all losses arising from any breach non-observance or non-performance by the Tenant of any covenants, conditions, or terms of the Head Leases insofar as they relate to the Demised Premises and on the part of the Tenant thereunder to be performed and observed.

4.27        Registration of Company

4.27.1    To comply with all statutory requirements necessary to ensure that the Tenant remains on the register of companies.

5            LANDLORD’S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows:

5.1          Quiet enjoyment

To permit the Tenant, provided he pays the rent reserved by and otherwise complies with the provisions of this Lease, peaceably to hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under or in trust for it.

5.2          Exercise of rights

In exercising any of the Landlord’s rights of entry or other rights in relation to the Demised Premises-

5.2.1        to take all necessary steps to ensure that as little damage is done to the Demised Premises and as little inconvenience is caused to their occupiers as is reasonably commercially practicable;

5.2.2        to make good without delay any damage which may be caused by such exercise.

5.3          Provision of services

Subject to reimbursement by the Tenant of the Service Charge, to use all reasonable commercial endeavours to provide the following services in accordance with the principles of good estate management:-

5.3.1        To keep the Retained Parts in good repair and condition;

5.3.2        To keep clean and maintained in a proper manner, the Common Parts;

5.3.3        To employ such staff as the Landlord may, in its absolute discretion acting reasonably, deem desirable or necessary to enable it to provide all or any of the services in the Estate and for the general management and security of the Estate;

5.3.4        To provide and install name boards of such size and design as the Landlord may, in its absolute discretion, determine in the main entrance to the Estate and at such other locations as the Landlord may consider desirable;

5.3.5        To repair and maintain those parts of the Estate which are not built upon and to keep the same clear of all rubbish and free from weeds and to provide and maintain, at the Landlord’s discretion, such plants, shrubs, trees or garden or grassed areas as may be appropriate and to keep the same planted and the grass cut;

5.3.6        Any other services which in the reasonable opinion of the Landlord are commercially necessary or desirable from time to time for the comfort convenience and security of the tenants, occupiers and users of the Estate or any part or parts thereof.

5.4          Insurance

5.4.1        Subject to reimbursement by the Tenant of the premiums payable by the Landlord, to insure and keep insured with an insurer of repute located in Ireland in the name of the Landlord-

5.4.1.1     the Demised Premises against loss or damage by the Insured Risks in the full reinstatement costs thereof (to be determined from time to time by the Landlord or his professional adviser) including:

(i)    Architects, Surveyors, Consultants and other professional fees (including Value Added Tax thereon);

(ii)   the costs of shoring up, demolishing, site clearing and similar expense;

(iii)  all stamp duty and other taxes or duties exigible on any building or like contract as may be entered into and all incidental expenses (including planning and building regulation fees) relative to the reconstruction, reinstatement or repair of the Demised premises;

(iv)  such provision for inflation as the Landlord in its absolute discretion acting reasonably shall deem appropriate;

5.4.1.2           the loss of rent and the Service Charge from time to time payable, or reasonably estimated to be payable, under this Lease (taking account of any review of the rent which may become due under this Lease) following loss or damage to the Demised Premises by the Insured Risks, for three years or such longer period as the Landlord may, from time to time, reasonably deem to be necessary, having regard to the likely period required for rebuilding and for obtaining planning permission and any other consents, certificates and approvals in connection with the reinstatement of the Demised Premises;

5.4.1.3           the property owner’s, public, employer’s and other liability of the Landlord arising out of or in relation to the Estate;

5.4.1.4           such other insurances as the Landlord may, in its discretion, from time to time deem necessary to effect.

5.4.2        At the request of the Tenant, the Landlord shall produce to the Tenant a copy or extract duly certified by the Landlord of such insurance policy or policies and a copy of the receipt for the last premium or (at the Landlord’s option) reasonable evidence from the insurers of the terms of the insurance policy or policies and the fact that it is or they are subsisting and in effect;

5.4.3        If the Demised Premises is destroyed or damaged by any of the Insured Risks then:

5.4.3.1        unless payment of any of the insurance moneys is refused by reason of any act or default of the Tenant, any under-tenant or any person under its or their control; and

5.4.3.2     subject to the Landlord being able to obtain any necessary planning permission and other necessary licences, certificates, approvals and consents (which the Landlord shall use its reasonable endeavours to obtain); and

5.4.3.3   subject to the necessary labour and materials being and remaining available (which the Landlord shall use its reasonable endeavours to obtain as soon as practicable); and

5.4.3.4     subject to exercise of the right to terminate the Lease under this clause;

the Landlord shall as soon as possible lay out the proceeds of insurance effected under clause 5.4.1.1 in rebuilding and reinstating the Demised Premises as necessary to make it substantially the same as it was prior to the destruction or damage (but not so as to provide accommodation identical in layout and manner or method of construction if it would not be reasonably practical to do so);

5.4.4        If the Landlord is prevented (for any reason other than its act or default) from compliance with the previous provisions of this clause the following provisions apply:

5.4.4.1              the Landlord is relieved of its obligations and is solely entitled to all insurance moneys;

5.4.4.2              if the prevention continues for three years and the Lease is not otherwise terminated, the Landlord or the Tenant may at any time after expiry of that period by not less than three months’ written notice given to the other party determine this Lease, but without prejudice to any claim by either party against the other in respect of any antecedent breach of its terms;

5.4.5         If the destruction or damage to the Demised Premises renders the Demised Premises unfit for use and occupation and provided the insurance has not been vitiated nor payment of any insurance moneys refused by reason of any act or default of the Tenant, any undertenant or any person under its or their control, the rent and the Service Charge payable under clause 3 of this Lease shall be suspended in accordance with the following provisions:

5.4.5.1      the rent and the Service Charge suspended shall be the whole rent or Service Charge or such proportion as is fair according to the nature and extent of the damage to the Demised Premises;

5.4.5.2      the suspension shall last until either the Demised Premises are again rendered fit for use and occupation or the expiration of three years (or such longer period as the Landlord may have insured against) from the date of destruction or damage, whichever is the earlier;

5.4.5.3      where the destruction or damage occurs during a quarter in respect of which rent or the Service Charge has been paid in advance, the Landlord shall refund to the Tenant the proportion of that rent or that Service Charge (apportioned on a daily basis) which is attributable to the period following the date of destruction or damage;

5.4.5.4      any dispute regarding suspension of rent or Service Charge shall be determined by a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President or acting President for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Acts, 1954–1980.

5.4.6        As and when requested from time to time by the Tenant, the Landlord shall use its reasonable endeavours:

5.4.6.1              to obtain from the Landlord’s insurers a waiver of its subrogation rights (if any) against the Tenant in respect of the Demised Premises so long as such a waiver is available in the insurance market from a reputable insurer located in Ireland and any costs reasonably incurred thereby are discharged by the Tenant;

5.4.6.2              to ensure that the insurance policy or policies in respect of the Insured Risks contain a provision that the insurance is not invalidated by any change of occupancy or increase or risk taking place in or on the Demised Premises without the knowledge of the Landlord provided that the Landlord shall immediately upon the same coming to its knowledge give notice to the insurers and the Tenant shall pay any additional premiums as may be required from the date of such increase of risk.

5.4.7        For the purposes of this clause “Demised Premises” do not include (unless otherwise specified by the Landlord) any additions, alterations or improvements carried out or being carried out by the Tenant.

6.            [GUARANTOR’S COVENANTS]

The Guarantor HEREBY COVENANTS with the Landlord, as a primary obligation, as follows:

6.1       Covenant and indemnity

That the Tenant [or the Guarantor] shall at all times during the Term (including any continuation or renewal of this Lease) duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including the payment of the rents and all other sums payable under this Lease in the manner and at the times herein specified and all sums which may be lawfully and properly due to the Landlord for mesne rates or as payment for the use and occupation of the Demised Premises [the Guarantor hereby indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums arising before or after the expiration or termination of this Lease .

6.2       Joint and several liability

That the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or the Official Assignee) for the fulfillment of all the obligations of the Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

6.3           Waiver

That the Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

6.4           Postponement of claims

That the Guarantor will not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and will remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator or Official Assignee of the Tenant and will hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

6.5           Postponement of participation

That the Guarantor is not entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

6.6           Release

That none of the following, or any combination thereof, releases, determines, discharges or in any way lessens or affects the liability of the Guarantor as principal debtor under this Lease or otherwise prejudices or affects the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

6.6.1        any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any part of the rents or the other amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

6.6.2        any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the 1881 Act have been entitled) to re-enter the Demised Premises;

6.6.3        any extension of time given by the Landlord to the Tenant;

6.6.4        any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord’s reversion or the assignment of this Lease;

6.6.5        any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

6.6.6        any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant;

6.6.7        any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord)

6.7           Disclaimer or forfeiture

That:

6.7.1        if

(i)            a liquidator or Official Assignee shall disclaim or surrender this Lease; or

(ii)           this Lease shall be forfeited; or

(iii)          the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within twelve months after such disclaimer or other event so requires, accept from and execute and deliver to the Landlord a new lease of the Demised Premises subject to and with the benefit of this Lease (if the same shall still be deemed to be extant at such time) for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants, conditions and provisions (other than clause 6) as are contained in this Lease;

6.7.2        if the Landlord does not require the Guarantor to take a new lease, the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease but for the disclaimer, forfeiture or other event in respect of the period from and including the date of such disclaimer, forfeiture or other event until the expiration of twelve months therefrom or until the Landlord has granted a lease of the Demised Premises to a third party (whichever shall first occur).

6.8           Benefit of guarantee

This guarantee enures for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment thereof.

6.9           Jurisdiction

That the Guarantor will submit to the jurisdiction of the Irish courts in relation to any proceedings taken against the Guarantor or in relation to any new lease granted as aforesaid.

6.10         Registration of company

That the Guarantor will comply  with all statutory requirements necessary to ensure that the Guarantor remains on the register of companies.

PROVISOS

PROVIDED ALWAYS as follows:

7.1           Forfeiture

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord if:

7.1.1        the whole or any part of the rents or other sums reserved by this Lease is unpaid for twenty one days after becoming payable (whether formally demanded or not); or

7.1.2        there is a breach of any of the Tenant’s covenants; or

7.1.3        if the Tenant or the Guarantor (either or both being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members’ voluntary winding-up for the purposes of amalgamation or reconstruction which has the prior written approval of the Landlord) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager is appointed in respect of the Demised Premises or of the Tenant or of the Guarantor; or

7.1.4        if the Tenant or the [Guarantor] (either or both being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or has a receiving order made against him;

THEN, and in any such case, the Landlord may at any time thereafter re-enter the Demised Premises and thereupon the Term absolutely ceases and determines, but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

7.2                               No implied easements

Nothing in this Lease shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted (if any) by it.

7.3                               Exclusion of warranty as to user

Nothing contained in this Lease or in any consent granted or approval given by the Landlord under it implies or warrants that the Demised Premises may be used under the Planning Acts or the Building Control Act for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under those Acts.

7.4                               Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease.

7.5                               Failure by the Landlord to provide services

The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this Lease, whether express or implied, unless and until the Tenant has notified the Landlord of such failure and the Landlord has failed within a reasonable time to remedy the same and then in such case the Landlord shall (subject to the provisions of Clause 7.7 below) be liable to compensate the Tenant only for actual (but not consequential) loss or damage sustained by the Tenant after such reasonable time has elapsed.

7.6                               Exclusion of Landlord’s liability

The Landlord shall not, in any circumstances, incur any liability for any failure or interruption in any of the services provided by the Landlord or for any inconvenience or injury to person or property arising from such failure or interruption due to mechanical breakdown, failure or malfunction, overhauling, maintenance, repair or replacement, strikes, labour disputes shortages of labour or materials, inclement weather or any cause or circumstance beyond the control of the Landlord but the Landlord shall use its reasonable commercial endeavours to cause the service in question to be reinstated with the minimum of delay.

7.7                                Covenants relating to Adjoining Property

Nothing contained in or implied by this Lease shall give to the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of the Adjoining Property other than as provided for in the within Lease.

7.8                               Effect of waiver

7.9.1        Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord may have appeared to have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocably or irrevocably a similar covenant affecting other property belonging to the Landlord.

7.9.2        Waiver by the Landlord of the requirement for a Guarantor under this Lease is personal to Tornier Orthopedics Ireland Limited and it shall not be deemed unreasonable for the Landlord to withhold consent to any proposed assignment of the Lease in the absence of acceptable Guarantors.

7.10                        Applicable Law

This Lease and all relationships created thereby shall in all respects be governed by and construed and interpreted in accordance with Irish Law.

7.11                        Notices

7.11.1                 Any demand or notice required to be made, given to, or served on the Tenant under this Lease is duly and validly made, given or served if addressed to the Tenant (or, if the Tenant comprises more than one person, then to any of them) and delivered personally, or sent by prepaid registered or recorded delivery mail, or sent by telex or telegraphic facsimile transmission addressed (in the case of a company) to its registered office or (whether a company or individual) to its last known address, or to the Demised Premises;

7.11.2                 Any notice required to be given or served on the Landlord is duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by telex or telegraphic facsimile transmission addressed to the Landlord at its registered office.

7.12        Termination by Tenant

The Tenant may terminate this Lease as of the expiration of the tenth and fifteenth year of the Term (“the Option Date”) subject strictly to the following terms and conditions:

7.12.1               The Tenant shall serve on the Landlord a notice in writing exercising the said right (“the Notice”) at least six months prior to the expiry of the Option Date (but in any event not prior to the expiry of the ninth or fourteenth year of the Term) and in this regard time shall be of the essence.

7.12.2               The Tenant shall on or prior to the Option Date deliver to the Landlord the original of this Lease, together with all related title documentation (including a release or discharge of all mortgages, charges and other incumbrances, whether registered or not), and shall as beneficial    owner deliver duly executed and stamped a transfer or surrender of this lease and (if applicable) shall procure the cancellation of its registration in the Land Registry.

7.12.3               Any such termination shall be without prejudice to any antecedent breach by either the Landlord or Tenant of any of their respective covenants herein contained.

7.12.4               In the event of the Tenant who first entered into this Lease assigning it with the Landlord’s consent to a third party the provisions contained in this clause shall not apply to such third party or any subsequent successors in title thereto.

8.             SERVICE CHARGE

8.1           For the purpose of this Lease, the following expressions have the following meanings:

8.1.1                                                                        “Expenditure” means:

8.1.1.1                     the aggregate of all costs, fees, expenses and outgoings whatsoever incurred by the Landlord in complying with its obligations in Clause 5.3 and in respect of the items set out in the Seventh Schedule (whether or not the Landlord is obliged by this Lease to incur the same);

8.1.1.2                     such sums as the Landlord shall, in its discretion, acting reasonably and with due regard to the tenants concerns, consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure, whether recurring at regular or irregular intervals;

8.1.1.3                     such provision for anticipated expenditure in respect of any of the services to be provided by the Landlord or any of the items referred to in the Seventh Schedule as the Landlord shall, in its absolute discretion, consider fair and commercially reasonable in the circumstances;

8.1.2                        “Financial Year” means the period from the 1st day of January in every year to the 31st day of December that year or such other period as the Landlord may, in its absolute discretion, from time to time reasonably determine;

8.1.3                        “Estimated Expenditure” means, for any Financial Year during the Term, such sum as the Landlord shall, from time to time, specify as being, in its absolute discretion, a fair and reasonable estimate of the Expenditure for the current Financial Year based upon a budget prepared by the Landlord and submitted to the Tenant; Provided that the Landlord may from time to time during any Financial Year, as appropriate, submit to the Tenant revised budgets with respect to its estimate of the Expenditure for that Financial Year whereupon appropriate adjustments shall be made to such sum to reflect the revised budget(s);

8.1.4                        “Accountant” means any person appointed by the Landlord to perform the function of an accountant in relation to the Expenditure;

8.2           The Landlord shall, as soon as convenient after the end of each Financial Year, prepare an account showing the Expenditure for that Financial Year and containing a fair summary of the various items comprising the Expenditure and, upon such account being certified by the Surveyor or Accountant (a copy of which shall be supplied to the Tenant), the same shall be conclusive evidence, for the purposes of this Lease, of all matters of fact referred to in the account;

8.3           The Tenant shall pay to the Landlord on account of the Service Charge for the period commencing on the Service Charge Commencement Date down to the end of the following Financial Year and thereafter during each subsequent Financial Year during the Term the same percentage of the Estimated Expenditure (“the Advance Payment”) as that upon which the Service Charge is calculated and such payments shall be made by equal quarterly payments in advance on the Quarterly Gale Days (subject to adjustment if the Estimated Expenditure is revised as contemplated by the definition thereof); Provided Always that the first portion of the Advance Payment shall be a proportionate part of the first quarterly payment of the Advance Payment as notified to the Tenant prior to delivery of this Lease and shall be payable on the execution hereof in respect of the period from and including the Service Charge Commencement date to the day before the Quarterly Gale Day following the Service Charge Commencement Date;

8.4           If the Service Charge for any Financial Year shall:

8.4.1        exceed the Advance Payment for that Financial year, the excess, shall be paid by the Tenant to the Landlord on demand; or

8.4.2        be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge.

8.5        Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including such sum of the amount of such liability in the  subsequent Financial Year only.

8.5           In performing its obligations contained in Clause 5.3, the Landlord shall be entitled, at its discretion, to employ agents, contractors and such other persons as it may think fit and to delegate its duties and powers to them and their fees and expenses (including VAT) shall form part of the Expenditure.

8.6           The Landlord may, at its discretion, withhold, add to, extend, vary or make any alterations to any of the services from time to time if the Landlord shall reasonably deem it desirable to do so, paying due regard to the concerns of the tenant, for the more efficient management, security and operation of the Building, or for the comfort of the tenants in the Building.

8.7           The provisions of this clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination, the Service Charge for that Financial Year being apportioned for the said period on a daily basis.

9.             REVENUE CERTIFICATES

9.1           It is hereby further certified that the consideration (other than rent) for the lease is wholly attributable to property which is not residential property and that the transaction effected by this instrument does not form part of a larger transaction or of a series of transactions in respect of which the amount or value, or the aggregate amount or value, of the consideration (other than rent) which is attributable to property which is not residential property exceeds €10,000;

9.2           It is hereby further certified that section 53 (lease combined with building agreement for dwelling house/apartment) of the Stamp Duties Consolidation Act, 1999, does not apply to this instrument.

10.           SECTION 29 COMPANIES ACT, 1990

It is hereby certified for the purposes of Section 29 of the Companies Act 1990 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year first above WRITTEN.

FIRST SCHEDULE
(The Estate)

ALL THAT the entire of the lands and premises together with the buildings erected thereon shown for the purposes of identification only outlined in blue on the Plan and each and every part thereof and all the appurtenances belonging thereto and known as Hartnett’s Cross Business Park and situate at Hartnett’s Cross, Macroom in the County of Cork.

SECOND SCHEDULE
(Demised Premises)

ALL THAT part of the Estate being ALL THAT AND THOSE the lands and premises together with the buildings erected thereon  shown outlined in red on the Plan annexed hereto being part of the property comprised in Folios 91286F County Cork, CK13025L, CK 13023L and CK13026L and including without prejudice to the generality of the foregoing:

all the conduits and plant in, upon, over or under and exclusively serving same;

all Landlord’s fixtures and fittings now or hereafter in or upon the same;

all additions, alterations and improvements thereto

all car park spaces serving the demised premises.

THIRD SCHEDULE
(Ancillary Rights)

The following rights and easements are demised (to the extent only that the Landlord is entitled to make such a grant) to the Tenant to be enjoyed in common with the Landlord and the other tenants and occupiers of the Building and tenants and occupiers of the Estate and Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:

1.      The free and uninterrupted passage and running of the Utilities to and from the Demised Premises through the Conduits which are now, or may at any time during the Term be, in, on, under or passing through or over the Estate and the Adjoining Property;

2       The right for the tenant and all persons authorised by him or coming onto or leaving the Demised Premises to at all times pass and repass  over and along for the purpose only of continuous and uninterrupted access to and egress from the Demised Premises the roadways and footpaths indicated by a green line on the Plan and the right of access to and egress from the rear yard space by the way in width measuring 10 metres  indicated by a broken yellow line on the Plan attached hereto subject to the right of the Landlord to alter the course of the right of way from time to time.

3.     The Landlord shall be responsible for the maintenance, repair and insurance of the right of way indicated by a broken green line on the Plan attached hereto in its current state and condition.

4.     The rights of air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Demised Property.

5.     The right to enter the airspace above the roof of the Demised Premises, for the sole purpose of carrying out any works for which the Tenant may be liable under this Lease.

FOURTH SCHEDULE]
(Exceptions and Reservations)

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord and the tenants and occupiers of the Building and all other persons authorised by the Landlord or having the like rights and easements:

1.      The free and uninterrupted passage and running of the Utilities through the Conduits which are now, or may at any time during the Term be in, on, under, or passing through or over the Demised Premises;

2.             The right, at all reasonable times upon reasonable prior notice, except in cases of emergency, to enter (or, in cases of emergency or after the giving of reasonable notice during the Tenant’s absence, to break and enter) the Demised Premises in order to:

2.1           inspect, cleanse, maintain, repair, connect, remove, lay, renew, relay, replace with others, alter or execute any works whatever to or in connection with the Conduits and any other services;

2.2           execute repairs, decorations, alterations and any other works and to make installations to the Demised Premises, the Estate or the Adjoining Property or to do such works which are necessary for the  landlord to comply with the terms of the lease;

2.3           see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority,

PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Demised Premises and shall make good, without delay, any damage thereby caused to the Demised Premises;

3.      The right to erect scaffolding for the purpose of repairing or cleaning   any building now or hereafter erected on the Adjoining Property or in connection with the exercise of any of the rights mentioned in this Schedule notwithstanding that such scaffolding may temporarily interfere with the proper access to or the enjoyment and use of the Demised Premises, the Landlord to pay due regard to the tenants observations;

4.     The right to erect and maintain signs on the Demised Premises and any premises abutting the same advertising the sale or letting of any premises or for the purposes of a planning or other application in respect of any premises.

5.     The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by other parts of the Estate or by the Adjoining Property;

6.             The air space over and the ground below the Demised Premises;

7.     Full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works  to any buildings on the Adjoining Property, or to erect any new buildings of any height on the Adjoining Property in such a manner as the Landlord or the person exercising the right shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of, or access to, the Demised Premises or the passage of light and air to the Demised Premises but not so that the Tenant’s use and occupation thereof is materially affected;

8.     The right, subject to recompensing the Tenant for any damage caused thereby, to build on or into any boundary or party wall of the Demised Premises and, after giving not less than seven days prior written notice, to enter the Demised Premises to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefore as the Landlord shall reasonably think necessary and for such purpose to excavate the Demised Premises along the line of the junction between the Demised Premises and the other parts of the Estate or the Adjoining Property and also to keep and maintain the said footings and foundations;

9.     The right to enter the Demised Premises (in times of emergency or during fire-drills) for the purpose of obtaining access to, or using, any of the fire escapes or routes of escape in the Demised Premises whether or not in existence at the date hereof.

8      FIFTH SCHEDULE

(Rent Reviews)

1.             Definition

In this Schedule, the following expressions shall have the following meanings:

“Base Rate” means the annual rate of interest for the time being chargeable under section 22 of the Courts Act, 1981.

“the Institute” means the Irish Auctioneers and Valuers Institute;

“the Law Society” means the Law Society of Ireland;

“Review Date” means each of the first day of the sixth, the eleventh, the sixteenth,[the twenty-first, the twenty-sixth and the thirty-first] year of the Term and any additional date notified under clause 7 of this Fifth Schedule and “Relevant Review Date” shall be construed accordingly;

“the Reviewed Rent” means the rent agreed or determined in accordance with the provisions of this Schedule;

“the Society” means the Society of Chartered Surveyors;

2.             Upwards only rent review

The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and, from and including each Review Date, the rent shall equal the higher of either the rent contractually payable immediately before the Relevant Review Date or the open market rent on the Relevant Review Date, as agreed or determined pursuant to the provisions of this Schedule.

3.             Agreement or determination of the reviewed rent

3.1           The Reviewed Rent may be agreed at any time between the Landlord and the Tenant or, in the absence of agreement, be determined not earlier than the Relevant Review Date by an Arbitrator or Independent  Valuer to be nominated, in the absence of agreement between the parties, upon the application (made not more than two calendar months before or at any time after the Review Date) of the Landlord (or if the Landlord fails to make such application within twenty-eight days of being requested in writing so to do by the Tenant, then on the application of the Tenant) by either the President of the Law Society, or the President of the Institute or the President of the Society at the discretion of the party entitled to make the application;

3.2           The Landlord may direct whether the nominee is to act as an Arbitrator or Independent Valuer

3.2           In the event of the President or other Officer endowed with the functions of the said President of the Law Society or the Institute or the Society, being unable or unwilling to make the nomination therein mentioned the same may be made by the next senior Officer of the Law Society or the Institute or the Society who shall be so able and willing.

4.             The Arbitrator

4.1           All arbitrations hereunder shall be conducted in accordance with the provisions set forth in the Arbitration Act, 1954–1980.

4.2           If the Arbitrator relinquishes his appointment or dies or if it becomes apparent that for any reason he is unable or has become unfit or unsuited (whether because of bias or otherwise) to complete his duties or if he is removed from office by Court Order, a substitute may be nominated in his place and in relation to any such nomination the procedures hereinbefore set forth apply as though the substitution were a nomination de novo, which said procedures may be repeated as many times as may be necessary.

5.             The Procedure where Independent Valuer appointed

5.1           Any independent valuer appointed pursuant to Clause 3.1 in relation to any matter so to be determined by him shall:

5.1.1        Give notice of his nomination to the Landlord and the Tenant.

5.1.2        Afford to each of the parties concerned a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him and within such time as he may stipulate in that behalf) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration.

5.1.3        Act as an expert and not as an arbitrator and so that his determination or determinations shall be final and conclusive between the parties.

5.1.4        Be entitled to seek and pay for advice on any matter which he reasonably considers pertinent to the reference or to his determination thereof.

5.1.5        Be empowered to fix his reasonable fees in relation to any such reference and determination and matters incidental thereto, which said fees and any reasonable expenses incurred by the independent valuer in or about the said reference and determination shall be shared equally between the Landlord and the Tenant.

5.1.6        Give notice in writing of his determination to the Landlord and the Tenant within such time as may be stipulated by the terms of his appointment or in the event of there being no such stipulation within six calendar months of the acceptance by him of the nomination to act in the matter PROVIDED ALWAYS that the independent valuer may defer the giving of such notice until such time as his fees and expenses as aforesaid shall have been discharged.

5.2           Either party shall be at liberty to pay the entire of the fees and expenses as aforesaid of the independent valuer in which event the parties so paying shall be entitled to be reimbursed by and to recover from the other on demand any proportion so paid on behalf of such other.

5.3           If an independent valuer in relation to any matter for determination by him shall fail to complete such determination and give notice thereof within such time as may be relevant or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he shall be unable or shall have become unfit or unsuited (whether because of bias or otherwise) to complete the duties of his nomination a substitute may be nominated in his place and in relation to any such nomination the procedures hereinbefore set forth shall be deemed to apply as though the substitution were a nomination de novo which said procedures may be repeated as many times as may be necessary.

6.             Determination by Arbitrator or Independent Valuer

The Reviewed Rent to be determined, by the Arbitrator or Independent Valuer shall be such as in his opinion represents at the Review Date the full open market yearly rent for the Demised Premises let as a whole without fine or premium:

A.            ON THE BASIS of a letting with vacant possession thereof by a willing landlord to a willing tenant for a term (commencing on the Review Date) equal to the greater of fifteen years or the residue then unexpired of the Term and subject to the provisions of this lease (other than as to the amount of the Initial Rent but including such of said provisions as pertain to the review of rent);

B.            ON THE ASSUMPTIONS that

(i)            at and until the Review Date all the covenants on the part of the Tenant and the conditions contained in this Lease have been fully performed and observed;

(ii)           in the event of the Demised Premises having been damaged or destroyed  and not having been fully repaired, reinstated or rebuilt (as the case may be) such damage or destruction had not occurred; And

C.            HAVING REGARD to other open market rental values current at the Review Date in so far as the Arbitrator Independent Valuer may deem same to be pertinent to the determination;

D.            BUT DISREGARDING any effect on letting value of:-

(a)           the fact that the Tenant is or has been in occupation of the Demised Premises or any part thereof;

(b)           the goodwill which has attached to the Demised Premises by reason of the business carried on thereat;

(c)           The area known as the service/utilities building as marked on the map attached hereto is excluded for the purposes of rent review.

(d)           Any effect the break option period may have on the value of the property.

(e)           Any effect the absence of a Guarantee may have on the value of the property;

(f)            Any works executed by and at the expense of the Tenant in, on, to or in respect of the Demised Premises other than required works PROVIDED that in the interpretation of this sub-paragraph (c):-

the expression “the Tenant” shall extend to and include the Tenant or any predecessor in title of the Tenant or any party lawfully occupying the Demised Premises or any part thereof under the Tenant

and

the expression “required works” mean works executed by the Tenant in pursuance of an obligation imposed on the Tenant (i) by this Lease or by any Lease of which this Lease is a renewal (other than works which may be required pursuant to clause 4.17) OR (ii) by an Agreement for the granting of this Lease or of any Lease of which this Lease is a renewal or by virtue of any licence or deed of variation relating to the Demised Premises.

7.             Interim payments pending determination

7.1           If the reviewed rent in respect of any period (“the Current Period”) is not ascertained on or before the Review Date referable thereto, rent shall continue to be payable up to the Quarterly Gale Day next succeeding the ascertainment of the reviewed rent at the rate payable during the preceding period AND within seven days of such ascertainment the Tenant shall pay to the Landlord the appropriate installment of the reviewed rent together with any shortfall between (i) the aggregate of rents actually paid for any part of the Current Period and (ii) rent at the rate of the reviewed rent attributable to the interval between that Review Date and such Quarterly Gale Day and together also with interest at the Base Rate on said shortfall, such interest to be computed on a day to day basis.

7.2           For the purpose of this paragraph the reviewed rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or, as the case may be, on the date of the notification to the Tenant of the determination of the Arbitrator or Independent Valuer.

8.             Rent Restrictions

If at a Review Date the Landlord’s right to collect, review or increase the rent as from that Review Date in accordance with this Lease is restricted or modified by law, then when such restriction or modification is removed, relaxed or modified, the Landlord may, by giving not less than seven days’ notice in writing to the Tenant, prescribe as an additional Review Date the date of expiration of such notice and the rent payable from such additional Review Date shall be ascertained in accordance with this Schedule.

9.             Memoranda of reviewed rent

As soon as the amount of any reviewed rent has been agreed or determined, memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Tenant and the Landlord and the Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda and any counterparts thereof, but the parties shall each bear their own costs in respect thereof.

10.           Time not of the essence

For the purpose of this Schedule, time is not of the essence

SIXTH SCHEDULE

(Service Charge Expenditure)

1.             Repairs and maintenance

Repairing, maintaining, decorating and (where appropriate) cleaning, washing down, lighting, servicing and (as and when necessary) altering, replacing, renewing (where beyond economic repair), rebuilding and reinstating the Common Parts;

2.             Plant

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all plant within the Retained Parts from time to time  and all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

3.             Security and emergency systems

Providing, maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning and (as and when necessary) renewing or replacing all security and emergency systems for the Estate, including, but not limited to, alarm systems, closed circuit television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Buildings and all fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible)and any traffic barriers, car park and traffic control and security systems.

4.             Staff

The provision of staff (including such direct or indirect labour as the Landlord deems appropriate) for the day-to-day running of the installations and plant and the provision of the other services to the Estate and for the general management, operation and security of the Estate and all other incidental expenditure, including, but not limited to:

4.1           insurance, health, pension, welfare, severance and other payments, contributions and premiums

4.2           the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

4.3           providing, maintaining, repairing, decorating and lighting any accommodation and facilities for staff, including any residential accommodation for staff employed in the Estate and all rates, gas and electricity charges in respect thereof and any actual or notional rent for such accommodation.

5.             Signs etc

Providing, maintaining and renewing name boards and signs at the main entrance   and any other parts of the Estate and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials.

6.             Refuse

Providing and maintaining any dustbins or other receptacles for refuse for the Retained Parts and the cost of collecting, storing and disposing of refuse.

7.             Landscaping

Providing and maintaining floodlighting (if any) and any plants, shrubs, trees or garden or grassed areas in the Retained Parts.

8.             Miscellaneous items

8.1           leasing or hiring any of the items referred to in this Schedule;

8.2           interest, commission and fees in respect of any moneys borrowed to finance the provision of services and any of the items referred to in this Schedule;

8.3           enforcing the covenants in any of the other leases of the Estate for the general benefit of the tenants thereof as determined by the Landlord.

9.             Insurance

9.1           periodic valuations of the Estate for insurance purposes;

9.2           works required to the Estate in order to satisfy the requirements and/or recommendations of the insurers of the Estate;

9.3           property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord may, in its absolute discretion from time to time, determine;

9.4           any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy upon settlement of any claim by the Landlord.

10.           Common facilities

Making, laying, repairing, maintaining, rebuilding, decorating, cleansing and lighting, as the case may be, any roads, ways, forecourts, passages, pavements, party walls or fences, party structures, conduits or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by the Estate in common with any Adjoining Property.

11.           Outgoings

All existing and future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part thereof.

12.           Statutory requirements

Carrying out any works to the Estate required to comply with any statute (other than works for which any tenant or occupier is responsible).

13.           Representations

Taking any steps deemed desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting the incidence of the provisions of any statute concerning planning, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Estate or any part of it for which any tenant is not directly responsible.

14.           Management

14.1         The proper and reasonable fees, costs, charges, expenses and disbursements (including any VAT payable thereon) of the Landlord, the Surveyor and/or the Accountant and any other person employed or retained by the Landlord for or in connection with surveying and accounting functions, the collection of the rents,(including all costs and expenses incurred in the enforcement of same), the performance of the services and any other duties in and about the Estate or any part of it relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate;

14.2         The proper and reasonable fees and expense (including any VAT payable thereon) of the Landlord in connection with the management of the Estate and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by or on behalf of the Landlord, such fees and expenses to include overheads and profits commensurate with the current market practice of property companies providing management services.

15.           Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any item of expenditure referred to in this Schedule to the extent not otherwise recoverable by the Landlord.

16.           Generally

Any vouched costs and expenses (not referred to above) which the Landlord may incur in providing such other services for the commercial benefit of the Estate and in carrying out such other works as the Landlord, in its absolute discretion, may deem desirable or necessary for the commercial benefit of the Estate or any part of it or the tenants or occupiers thereof, or for securing or enhancing any amenity of or within the Estate, or in the interests of good estate management.

SEVENTH SCHEDULE

(Schedule of Condition)

EIGHTH SCHEDULE
(Head Leases)

1.     Lease dated 13th November, 1991 between Industrial Development Authority of the One Part and General Semiconductor Ireland Limited.

2.     Lease dated 6th August, 1991 between Industrial Development Authority of the One Part and General Semiconductor Ireland Limited.

3.     Lease dated 30th April, 2002 between Industrial Development Authority of the One Part and General Semiconductor Ireland Limited

Signed Sealed and Delivered
By the LANDLORD
in the presence of:

/s/ Grattan Roberts	/s/ Seamus Geaney
Solicitor
Cork.

PRESENT when the Common Seal

of the TENANT

was affixed hereto:

/s/ Siolan Lynch	/s/ Michael J. Doty
Solicitor	Director
Cork.
/s/ Eileen Coughlam
Director/
Secretary

LANDLORD:  SEAMUS GEANEY

TENANT:

TORNIER ORTHOPEDICS IRELAND LIMITED

GUARANTOR:

LEASE

of -

Industrial Building at Hartnett’s Cross

Macroom, Co. Cork     -

Ahern Roberts O’Rourke Williams & Partners

Solicitors

The Old Rectory

Carrigaline

Co. Cork

Ref: GR/90496